Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 27, 2016, relating to the financial statements of Mustang Bio, Inc. (the “Company”), which report appears in the annual report on Form 10-K of the Company for the year ended December 31, 2015, and includes an explanatory paragraph as to an uncertainty with respect to the Company’s ability to continue as a going concern.

/s/ Mayer Hoffman McCann P.C.

San Diego, California

November 30, 2017